As filed with the Securities and Exchange Commission on January 16, 2004
                                                         Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      __________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                      __________________________________


                           STILLWATER MINING COMPANY
            (Exact name of Registrant as Specified in Its Charter)


         Delaware                                        13-1681234
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

                      __________________________________
                                 P.O. Box 1330
                             536 East Pike Avenue
                            Columbus, Montana 59019
                   (Address of Principal Executive Offices)
                      __________________________________
               Amended and Restated General Employee Stock Plan
                           (Full Title of the Plan)
                      __________________________________
                                 John R. Stark
                                 P.O. Box 1330
                             536 East Pike Avenue
                            Columbus, Montana 59019
                                (406) 322-8700
              (Name, Address and Telephone Number, Including Area
                          Code, of Agent For Service)

                                 With copy to:

                           Jeffrey W. Tindell, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-3000
                      __________________________________


                                        CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                                         Proposed
                                                                                         Maximum
                                                                  Proposed Maximum      Aggregate       Amount of
       Name of Plan        Title of Securities   Amount to be    Offering Price Per     Offering      Registration
                             to be Registered     Registered          Security          Price (1)          Fee
---------------------------------------------------------------------------------------------------------------------
Amended and Restated       Common Stock,            300,000             $9.48          $2,842,500        $229.96
General Employee Stock     par value $0.01
Plan
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended
        (the "Securities Act"), on the basis of the average of the high and low sale prices for common stock of Stillwater Mining Company as reported on the New York Stock Exchange on January 15, 2004.


                     REGISTRATION OF ADDITIONAL SECURITIES

         INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

         This Registration Statement is being filed to register 300,000 shares of common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Amended and Restated General Employee Stock Plan (the "Plan") of Stillwater Mining Company, a Delaware corporation (the "Company"). The Plan was amended to increase the number of shares authorized for issuance thereunder from 1,100,000 to 1,400,000 by the Company's Board of Directors on July 23, 2003. Such amendment was approved by the Company's stockholders at the Annual Meeting of Stockholders held on October 23, 2003. A total of 1,100,000 shares of Common Stock were registered for issuance under the Plan by the Company's Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on January 20, 1999, File No. 333-70861 and July 31, 2001, File No. 333-66364 (collectively, the "Earlier Registration Statements"). Pursuant to Instruction E of Form S-8, the contents of the Earlier Registration Statements are incorporated by reference herein.

Item 3. Incorporation Of Documents By Reference.

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

         (3) The Company's Current Reports on Form 8-K filed with the Commission on June 23, 2003 and October 28, 2003.

         (4) The description of the Company's Common Stock included in the Company's Registration Statement on Form S-1 filed with the Commission on February 2, 1994, as amended, File No. 33-74774.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8. Exhibits.

See Exhibit Index below.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, State of Montana, as of this 16th day of January, 2004.

                                              STILLWATER MINING COMPANY


                                              By:  /s/ Francis R. McAllister
                                                   -------------------------
                                                   Francis R. McAllister
                                                   Chairman and Chief Executive
                                                   Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Francis R. McAllister and John R. Stark and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of January, 2004.


       Name                         Title                          Date
       ----                         -----                          ----


/s/ Francis R. McAllister     Chairman and Chief              January 16, 2004
--------------------------    Executive Officer
Francis R. McAllister


/s/ Thomas T. Angelos         Controller and Principal        January 16, 2004
-------------------------     Accounting Officer
Thomas T. Angelos


/s/ Craig L. Fuller           Director                        January 16, 2004
------------------------
Craig L. Fuller


/s/ Patrick M. James          Director                        January 16, 2004
------------------------
Patrick M. James


/s/ Steven S. Lucas           Director                        January 16, 2004
------------------------
Steven S. Lucas


/s/ Joseph P. Mazurek         Director                        January 16, 2004
------------------------
Joseph P. Mazurek


/s/ Sheryl K. Pressler        Director                        January 16, 2004
------------------------
Sheryl K. Pressler


/s/ Donald W. Riegle, Jr.     Director                        January 16, 2004
-------------------------
Donald W. Riegle, Jr.


/s/ Todd D. Schafer           Director                        January 16, 2004
-------------------------
Todd D. Schafer


/s/ Jack E. Thompson          Director                        January 16, 2004
-------------------------
Jack E. Thompson

EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

4.1 Form of Indenture, dated April 29, 1996, between Stillwater Mining Company and Colorado National Bank with respect to the company's 7% Convertible Subordinated Notes Due 2003 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K, dated April 29, 1996).

4.2 Rights Agreement between Stillwater Mining Company and Computershare Trust Company, Inc., dated October 26, 1995 (incorporated by reference to Form 8-A, filed on October 30, 1995).

4.3 Amendment No. 1, dated as of November 20, 2002, to the Rights Agreement between Stillwater Mining Company and Computershare Trust Company, Inc. (incorporated by reference to Form 8-K, filed on November 21, 2002).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the securities offered hereby.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto).

23.2              Consent of KPMG LLP.

24.1              Power of Attorney (included on signature page herein).

Exhibit 5.1

                   Skadden, Arps, Slate, Meagher & Flom LLP
                                4 Times Square
                              New York, NY 10036


                                                              January 16, 2004


Stillwater Mining Company
536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019


Ladies and Gentlemen:

         We have acted as special counsel to Stillwater Mining Company, a Delaware corporation (the "Company"), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration by the Company of an additional 300,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company authorized for issuance pursuant to the Company's Amended and Restated General Employee Stock Plan (the "Plan").

         This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statements on Form S-8 filed on January 20, 1999, File No. 333-70861 and July 31, 2001, File No. 333-66364, (ii) the Amended and
Restated General Employee Stock Plan; (iii) certain resolutions of the Board, dated July 23, 2003 and December 23, 2003; (iv) the definitive Proxy Statement filed by the Company with the Commission on September 24, 2003; (v) the Company's Restated Certificate of Incorporation; (vi) the Company's Amended and Restated By-Laws; (vii) the Company's Quarterly Report on Form 10-Q filed with the Commission on October 27, 2003, which includes information regarding the proposals presented and votes cast at the Company's 2003 annual meeting of stockholders; (viii) a certificate of the Secretary of State of the State of Delaware with respect to the organization and good standing of the Company in such jurisdiction and (ix) the Secretary's Certificate of the Company, dated as of the date hereof, provided to us by the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the General Corporation Law of the State of Delaware in connection with the transactions contemplated herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL").

         Based on and subject to the foregoing, we are of the opinion that:

         1. The shares of Common Stock authorized for issuance pursuant to the Plan have been duly authorized by the Company and, when issued and granted by the Company in accordance with the provisions of the Plan (including due payment of the purchase price set forth in the Plan), will be validly issued, fully paid and non-assessable.

         This opinion is furnished to you solely for your benefit in connection with the above referenced Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other reason or relied upon by any other person without our prior express written permission. The opinions expressed herein are as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                   Respectfully submitted,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit 23.2


                         Independent Auditors' Consent



The Board of Directors
Stillwater Mining Company:

We consent to incorporation by reference in the registration statement on Form S-8 relating to the Stillwater Mining Company Amended and Restated General Employee Stock Plan of our report dated January 17, 2003, except for the first, fifth and sixth paragraphs of note 6, the third paragraph of note 15 and note 17 for which the date is March 20, 2003, relating to the balance sheets of Stillwater Mining Company and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Stillwater Mining Company.




/s/ KPMG LLP
------------------
Billings, Montana
January 16, 2004